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                                                                   Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Employee Stock Option Plan and the 1994 Stock Option Plan for Directors of The UniMark Group, Inc. of our report dated June 24, 1995, with respect to the financial statements of Grupo Industrial Santa Engracia, S.A. de C.V. as of December 31, 1994 and for each of the two years in the period then ended included in this Report on Form 8-K.



                                                GARZA, JASSO, Y ASOCIADOS

Leon, Gto., Mexico
May 9, 1996